Exhibit 5.1

October 21, 2009

PlainsCapital Corporation

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219-7657

Re:	PlainsCapital Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to PlainsCapital Corporation, a Texas corporation (the “Company”), in connection with the proposed registration of 17,250,000 shares of Common Stock of the Company, par value $0.001 per share (the “Shares”), comprised of 10,257,200 shares that are being offered by the Company (the “Company Primary Shares”), 4,742,800 shares that are being offered by certain shareholders of the Company (the “Selling Shareholder Shares”) and 2,250,000 shares that may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Company (the “Company Option Shares,” together with the Company Primary Shares, the “Company Shares,” and collectively with the Company Primary Shares and the Selling Shareholder Shares, the “Shares”), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2009 (Registration No. 333-161548), as amended to date (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the validity of the Shares.

The opinions expressed herein are limited exclusively to the internal substantive laws of the state of Texas (the “Texas Law”) and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Third Amended and Restated Certificate of Formation and any amendments to date certified by the Secretary of State of the State of Texas; (iii) the Company’s Amended and Restated Bylaws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement (herein so called), to be entered into among the Company and J.P. Morgan Securities Inc., for itself and on behalf of the several underwriters, and Alan B. White and Hill A. Feinberg, as attorneys-in-fact on behalf of each of the Selling Shareholders; (vi) the specimen common stock certificate filed as Exhibit 4.22 to the Registration Statement; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

PlainsCapital Corporation

October 21, 2009

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1. The Company Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and non-assessable.

2. The Selling Shareholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP